Exhibit 99.1

Synagro Files Amended Forms 10-K and 10-Q Related to Restatement of Prior Year 2001 Financial Statements

     HOUSTON--(BUSINESS WIRE)--Oct. 20, 2004--

           There were no adjustments to previously filed consolidated statements of operations or cash flows for 2003 or 2002

     Synagro Technologies Inc. (Nasdaq:SYGR), a national company focused on water and wastewater residuals management services in the United States, today announced that it has filed a Form 10-K/A with the Securities and Exchange Commission ("SEC") related to the restatement of its previously filed financial statements as described below. The Company restated its 2001 net income to approximately $9.2 million or $0.33 per diluted share from the previously reported $10.6 million or $0.36 per diluted share. There were no adjustments to previously filed consolidated statements of operations or cash flows for 2003 or 2002.
     In the Company's Annual Report on Form 10-K that was filed on March 30, 2004, for the year ended Dec. 31, 2003, the Company stated that previously filed financial statements reflected preferred stock dividends as a deduction from accumulated deficit in its consolidated balance sheet and consolidated statements of stockholders' equity. However, when a company has an accumulated deficit, the preferred stock dividends should be deducted from additional paid-in capital instead of accumulated deficit. Therefore, the Company revised its financial statements to deduct preferred stock dividends previously charged to accumulated deficit from additional paid in capital and this restatement was included in its Annual Report on Form 10-K as filed with the SEC on March 30, 2004. This revision had no impact on the Company's total consolidated stockholders' equity as of Dec. 31, 2002 and 2001. The revision also had no effect on its consolidated statements of operations or statements of cash flows for 2002 or 2001.
     The consolidated financial statements for the fiscal years ended 2003 and 2002 were audited by PricewaterhouseCoopers LLP ("PWC"). The Company's financial statements for the year ended Dec. 31, 2001, were previously audited by Arthur Andersen LLP, who issued an unqualified opinion. Since Arthur Andersen has ceased operations, it was no longer available to audit the revised reporting of the preferred stock dividends and reissue its audit report. As the Company was unable to have the adjustments pertaining to its 2001 financial statements audited by March 30, 2004 (the original filing deadline), the Arthur Andersen unqualified opinion was removed and the Company's 2001 financial statements and related note disclosures contained in its Form 10-K were originally filed as unaudited and labeled as such. Since the 2001 consolidated financial statements included in the Company's fiscal 2003 annual report were labeled as unaudited, the Company's fiscal 2003 annual report on Form 10-K did not completely satisfy the financial statement requirements of the SEC under Regulation S-X.
     In order to satisfy the requirements of Regulation S-X, the Company engaged PWC to perform the reaudit of the 2001 consolidated financial statements. This reaudit was recently completed. In the course of completing the reaudit, certain adjustments were recorded to the financial statements for the year ended Dec. 31, 2001 and are reflected in the Company's fiscal 2003 annual report as filed in the Form 10-K/A. Additionally, the consolidated balance sheets for 2003 and 2002 included in the Company's fiscal 2003 annual report as filed in the Form 10-K/A were restated to reflect the carryover impact of the adjustments from the reaudit of the 2001 consolidated financial statements. The restatement primarily resulted from adjustments related to the purchase price allocation for acquisitions completed prior to 2001 and deferred income taxes. A complete description of the adjustments as well as the restated audited consolidated financial statements for the three years ended Dec. 31, 2003 are included in the Form 10-K/A as filed with the SEC. There were no adjustments to previously filed consolidated statements of operations for fiscal 2003 or 2002.
     Additionally, as a result of the adjustments related to the consolidated financial statements for 2001, the Company has also filed Amended Quarterly Reports on Form 10-Q/A with the SEC for the quarterly periods ended June 30, 2004 and March 31, 2004 to reflect these adjustments. There were no adjustments to previously filed consolidated statements of operations or cash flows for these quarterly periods.
     Synagro is the largest national company focused on water and wastewater residuals management services in the United States, serving over 1,000 municipal and industrial water and wastewater generators in 37 states and the District of Columbia. The Company offers a range of water and wastewater residuals management services, focusing on the beneficial reuse of organic, nonhazardous residuals resulting from the water and wastewater treatment process, including collection and transportation, land application, thermal drying and pelletization, incineration, composting, alkaline stabilization, dewatering, cleanout services, wastewater treatment plant operations and maintenance, product marketing, and related recordkeeping and regulatory reporting services.
     This press release contains certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties or other factors not under the Company's control which may cause the actual results, performance or achievement of the Company to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, but are not limited to (1) unseasonable weather, (2) changes in government regulations, and (3) the ability to access debt and equity financing when needed. Other factors are discussed in the Company's periodic filings with the Securities and Exchange Commission.

     CONTACT: Synagro Technologies Inc., Houston
              Robert C. Boucher, Jr. or J. Paul Withrow, 713-369-1700